Brian Hamel Named to Board of Directors of Maine & Maritimes Corporation

PRESQUE ISLE, ME -- 01/31/2007 -- Officials at Maine & Maritimes Corporation (AMEX: MAM), announced today that Brian N. Hamel has been appointed to the Board of Directors as of January 30, 2007. Hamel is currently an equity owner of the Presque Isle-based financial services firm of Thompson-Hamel, LLC, providing financial and estate planning services and offering a wide variety of investment and insurance products. In addition, he is the founder of Hamel Enterprises, LLC, a consulting firm specializing in economic development, business attraction, base closure development and business consulting matters. He has 26 years of business experience, including: base closure redevelopment in Maine and New Hampshire; executive leadership for a manufacturing conglomerate in Portsmouth, NH; and as a CPA at one of the world's largest international accounting firms in Boston, MA.

"Brian is a strategic thinker, has a strong financial background, and brings a distinctive perspective to Maine & Maritimes Corporation. His diverse experience as both a business leader and economic developer will make him a significant contributor to the Board," said Board Chairperson Richard G. Daigle. "We are excited to have Brian join the Board because of his unique expertise as a leader on important issues impacting business in Northern Maine."

Prior to becoming affiliated with Thompson-Hamel and Hamel Enterprises, Brian was the President and CEO of the Loring Development Authority of Maine (LDA), in charge of the development of the Loring Commerce Centre in Limestone from LDA's inception in 1994 until April 2005. Due in large part to the efforts of Brian and his team, the former Loring Air Force Base has been transformed into a vibrant economic engine, bringing much needed jobs to the region. Under Brian's leadership, the LDA received national recognition for marketing excellence, including the National Job Corps Alpha Award, the Office of the Secretary of Defense Award, the National Association of Development Organization's Innovation Award, and the Maine International Trade Center President's Award. In recognition of his accomplishments, Brian has been honored as Developer of the Year by the National Association of Installation Developers in Washington, D.C., as the State of Maine's Champion for Economic Growth by the Maine Development Foundation, and as the Citizen of the Year by the Presque Isle Area Chamber of Commerce.

He graduated Cum Laude from the University of Massachusetts at Amherst, is a member of the American Institute of Certified Public Accountants and the Maine Society of Certified Accountants, and is also a licensed Life and Health Insurance Producer and a Series 7 Registered Securities Representative. Brian's contributions to public service have included his roles as Chairperson of the Boards of Trustees of the Maine Community College System and the Maine Winter Sports Center, Board member of the National Association of Installation Developers, Moderator of the Presque Isle Congregational Church, member of the University of Maine at Presque Isle's Board of Visitors and Foundation, a member of the Northern Maine Community College Advisory and Foundation Boards, a Corporator at The Aroostook Medical Center in Presque Isle, a member of the Maine Community Foundation Finance Committee, and a 2004 general election candidate for U.S. Congress in Maine's Second District.

About Maine & Maritimes Corporation: Maine & Maritimes Corporation, traded on the AMEX under ticker symbol "MAM," is the parent company of Maine Public Service Company, a regulated electric and transmission utility serving Northern Maine with approximately 36,000 customers. In addition, MAM is the parent company of The Maricor Group and its subsidiaries, The Maricor Group, Canada Ltd and The Maricor Group New England, Inc. The Maricor Group is a design consulting engineering, energy efficiency, asset development and sustainable lifecycle asset management service company. Maricor Technologies, Inc., is a technology-based subsidiary of MAM focused on sustainable facility governance and facility asset performance management. MAM and Ashford Investments, Inc., are co-owners of Maricor Properties Ltd and its subsidiaries, Mecel Properties, Ltd and Cornwallis Court Developments, Ltd, which are Canadian real estate development and investment companies. MAM is headquartered in Presque Isle, Maine, and its subsidiaries maintain offices in Moncton and Saint John, New Brunswick; Halifax, Nova Scotia; Boston and Hudson, Massachusetts; and Portland, Maine. MAM's corporate website is www.maineandmaritimes.com.

Cautionary Statement Regarding Forward-Looking Information:

Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. Although Maine & Maritimes Corporation believes that such statements are based on reasonable assumptions, any such statements involve uncertainties and risks that may cause actual results to differ materially from those projected, anticipated, or implied. MAM cautions that there are certain factors that can cause actual results to differ materially from forward-looking information that has been provided, including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, its ability to raise necessary operating and growth capital, increased interest costs, its ability to execute its business plans in a timely and efficient manner, the loss of customers and other factors that are more detailed in MAM's filings with the Securities and Exchange Commission.

mam-g = General releases

For More Information Contact:
Annette N. Arribas, CTP, CCEP
VP Investor Relations, Corporate Compliance, and Treasurer
Tel: 207.760.2402
www.maineandmaritimes.com